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                     FIRST AMENDED PLEDGE AND SECURITY AGREEMENT
           ILLINOIS CENTER GOLF PARTNERS L.P. LIMITED PARTNERSHIP INTEREST
                                         AND
                      METROGOLF ILLINOIS CENTER, INC. SHARES


    THIS FIRST AMENDED PLEDGE AND SECURITY AGREEMENT, dated as of the 23rd day of December, 1997 (this "Pledge"), is made by METROGOLF INCORPORATED, a Colorado corporation, with offices at 1999 Broadway, Suite 2435, Denver, Colorado 80202 ("Pledgor") to FAMILY GOLF CENTERS, INC., a Delaware corporation having an office at 225 Broadhollow Road, Suite 106E, Melville, New York 11747 ("Lender").

                                PRELIMINARY STATEMENT

    WHEREAS, the Lender has made a loan (the "$150,000 Loan") to Pledgor in the principal sum of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00);

    WHEREAS, the $150,000 Loan is evidenced by a certain Note dated as of December 17, 1997 from the Pledgor to Lender (the "$150,000 Note") and is or shall be secured by a Deed of Trust (the "$150,000 Deed of Trust"). (The $150,000 Deed of Trust, the Note and all other documents executed and delivered or to be executed and delivered in connection with the Loan $150,000 are hereinafter collectively referred to as the "$150,000 Loan Documents");

    WHEREAS, the Pledgor has entered into an Agreement and Plan of Merger (the "Merger Agreement") and an Option Agreement (the "Option Agreement"), each dated as of even date herewith, with Lender and Pledgor.

    WHEREAS, simultaneously with the entering into of the Merger Agreement and the Option Agreement, Lender has made an additional loan of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) to Pledgor (the "$350,000 Loan");

    WHEREAS, the $150,000 Note has been consolidated into, and the $350,000 Loan is evidenced by, a single Consolidated Secured Convertible Promissory Note of even date herewith (the "Note") evidencing the aggregate $500,000 loan (the "Loan), and is or shall be secured by an unrecorded deed of trust (the "Deed of Trust") which consolidates the $150,000 Deed of Trust. (The Deed of Trust, the Note, the $150,000 Loan Documents and all the other documents executed and delivered or to be executed and delivered in connection with the Loan are hereafter referred to as the "Loan Documents.")

    WHEREAS, Lender has declined to make the Loan and enter into the Merger Agreement unless this Pledge of Pledgor's limited partnership interests in Illinois Center Golf Partners L.P. (the "Partnership") and its shares of MetroGolf Illinois Center, Inc.

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(the "Corporation") is duly executed, acknowledged and delivered by Pledgor to Lender to secure Pledgor's obligations under the Loan Documents;

    WHEREAS, Pledgor has requested that the proceeds of the Loan be used only for the purpose of paying the operating expenses of Pledgor's business owed to any of those set forth on Exhibit A hereto;

    WHEREAS, this Pledge amends and supersedes the Pledge and Security Agreement Illinois Center Golf Partners L.P. Limited Partnership Interest and MetroGolf Illinois Center, Inc. Shares dated as of December 18, 1997.

    WHEREAS, Pledgor will derive substantial benefit from the making of the Loan; and

    WHEREAS, in order to induce Lender to make the Loan, Pledgor wishes to execute, acknowledge and deliver to Lender this Pledge.

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby covenants and agrees with Lender to the foregoing and as follows:

    1. Definitions. For the purposes of this Pledge, the following terms shall have the meanings set forth herein below:

         "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are authorized or obligated, by law, governmental decree or executive order, to be closed.

         "Collateral" shall have the meaning set forth in Paragraph 2(a).

         "Corporation" shall mean MetroGolf Illinois Center, Inc.

         "Distributions" shall mean any and all payments and distributions, whether in cash or in kind, paid or payable to Pledgor in connection with Pledgor's Interest in the Partnership and the Corporation.

         "Event of Default" shall have the meaning set forth in Paragraph 10.

         "Initial Transaction Statement" shall have the meaning set forth in Paragraph 3.

         "Interest" shall mean any direct or indirect ownership, equity, record or beneficial interest of any kind or nature whatsoever in the Partnership and the Corporation, including, without limitation, partnership, membership, stock and joint venture interests, and any right, including without limitation any option, put, call or warrant and rights to vote and receive Distributions relating to such interest, and any and all rights to principal, interest and

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         other sums due under any loans by Pledgor to the Partnership, the
         Corporation or any other partner in the Partnership or shareholder of the Corporation, and shall include without limitation, the percentage of limited partnership interests in the Partnership and Shares set forth on Schedule 1 hereto.

         "Lender" shall have the meaning set forth in the preamble to this Pledge.

         "Loan Documents" shall have the meaning set forth in the Preliminary Statement.

         "Merger Agreement" shall have the meaning set forth in the Preliminary Statement.

         "Note"  shall have the meaning set forth in the Preliminary Statement.

         "Notice of Default" shall have the meaning set forth in Paragraph 10.

         "Obligations" shall have the meaning set forth in Paragraph 2.

         "Option Agreement" shall have the meaning set forth in the Preliminary Statement.

         "Partnership" shall mean Illinois Center Golf Partners L.P., a Delaware limited partnership.

         "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Partnership dated as of May 28, 1993, as amended as of October 21, 1996 and December 17, 1997, and as the same may be further amended, restated and/or supplemented from time to time.

         "Partnership Certificate" shall mean any and all certificate(s) issued to and owned by Pledgor and representing Pledgor's ownership, equity, record and beneficial interest in the Partnership.

         "Pledge" shall have the meaning set forth in the preamble to this Pledge.

         "Pledgor" shall have the meaning set forth in the preamble to this Pledge.

         "Shares" shall mean any and all certificate(s) issued to and owed by Pledgor and representing Pledgor's ownership, equity, record and beneficial interest in the Corporation.

         "UCC-1s" shall mean the financing statements described in Paragraph 3(b) hereof.

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    2.   Pledge.

         (a) As security for the prompt and complete payment and performance of any and all indebtedness and/or other liabilities, obligations, covenants or agreements of Pledgor to Lender, now or hereafter arising from, out of or relating to the Loan Documents or the Option Agreement whether direct, indirect, contingent or otherwise (hereinafter referred to collectively as the "Obligations"), Pledgor hereby pledges, assigns and hypothecates to Lender and grants to Lender a continuing, perfected and first priority lien upon and security interest in, to and under all of Pledgor's right, title and interest in and to the following (collectively, the "Collateral"), whether now existing or hereafter from time to time acquired:

              (i)  any Interest in the Partnership and the Corporation;

              (ii) one hundred percent (100%) of any and all Distributions of any kind or nature whatsoever attributable or allocable to Pledgor's Interest in the Partnership and the Corporation including, without limitation, the right to receive proceeds (whether cash, instruments, property or otherwise) therefrom) plus (a) any stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;
                   (b) any option or other rights, whether as an addition to, in substitution of or in exchange for any Collateral, of otherwise; (c) dividends payable in property; (d) dividends or distributions of dissolution, or in partial or total liquidation, or from capital, capital surplus, or paid in surplus; (e) any and all proceeds of causes and rights of action or settlements thereof payable to Pledgor from time to time with respect to the collateral and (f) any and all other amounts from time to time paid or payable under or in connection with the Collateral;

              (iii) all certificates representing (i) or (ii) above;

              (iv) all additional certificates or other evidence of Interests in the Partnership or Corporation received by Pledgor pursuant to any reclassification, reorganization, or increase or reduction of capital attributable to any certificate described in (iii) above or in substitution of or in exchange of any certificate described in (iii) above;

              (v) any loans to the Partnership, Corporation, any other partner of the Partnership or shareholder of the Corporation by Pledgor, including the full principal balance thereof, and all interest and other sums due thereon; and

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              (vi) all present and future proceeds of, from and relating to any of the foregoing.

         (b) The hypothecation, pledge and assignment made pursuant to this Pledge shall be in addition to, and shall in no way limit or impair, any rights of Lender in, to and under the Collateral or any of the Loan Documents.

    3.   Delivery and Registration of Pledged Collateral.

         (a) All Collateral shall, at the Lender's sole option, be delivered by delivery of all certificates or instruments representing or evidencing such Collateral in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment, undated and in blank, all in form and substance satisfactory to Lender in its sole and absolute discretion. Upon the issuance of any such certificate or instrument, the same shall be so assigned, delivered and endorsed to Lender immediately without the need for any request therefor by Lender. Lender shall have the right, at any time and from time to time, in its discretion and without notice to Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Collateral.

         (b) In addition to and not in limitation of the foregoing, Pledgor upon request by Lender shall deliver to Lender the "Initial Transaction Statement" in the form of Exhibit B hereto confirming that the Partnership has registered the pledge effected by this Agreement on its books, has delivered the Partnership Certificate to Lender, and concurrently with the execution of this Agreement, shall deliver to Lender fully completed and duly executed UCC-1 financing statements in form suitable for filing in the jurisdictions listed on Schedule 2 (the "UCC-1's"), attached hereto and made a part hereof, appropriately describing Pledgor's Interest in the Partnership and corporation as security for the Obligations.

    4. Lender's Duty of Care. Lender shall exercise reasonable care in the custody of any Collateral but shall be deemed to have exercised reasonable care (a) if such Collateral is accorded treatment substantially equal to that which Lender accords its own property (it being understood that Lender shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral and whether or not Lender has or is deemed to have knowledge of such matters), or (b) if Lender takes such action with respect to the Collateral as Pledgor shall request, but no failure to comply with any such request nor any omission to do any such act requested by Pledgor shall be deemed a failure to exercise reasonable care, nor shall Lender's failure to take necessary steps to preserve rights against any parties with respect to any Collateral in its possession be deemed a failure to exercise reasonable care.

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    5.   Representations and Warranties.  Pledgor does hereby represent and warrant to Lender as follows:

         (a) Except as set forth in Schedule 5(a), Pledgor is the sole beneficial owner and holder of the Interest of Pledgor in the Partnership and the Corporation. No party other than Pledgor has any option, warrant, call, commitment or other right with respect to Pledgor's Interest in the Partnership and the Corporation.

         (b) Pledgor is, and as to all Collateral acquired after the date hereof shall be, the true, legal and lawful owner and holder of the Collateral, free and clear of any liens, pledges, security interests or encumbrances whatsoever except for the security interest of Lender created by this Pledge and the other Loan Documents.

         (c) Pledgor is a corporation, duly formed, validly existing and in good standing under the laws of the State of Colorado, is qualified to do business in any other jurisdiction in which it conducts its business (other than with respect to jurisdictions with which it has only di minimus business contacts) and has all requisite power and authority to conduct its business as now conducted, to own its assets and properties, and to execute, deliver and perform all of its obligations set forth in the Loan Documents.

         (d) Pledgor has full power and lawful right to make the hypothecation, assignment and pledge contemplated in this Pledge and to vest in Lender the security interest created hereby, and the rights and interests assigned and pledged hereunder constitute valid and subsisting rights and interests of Pledgor.

         (e) Upon the filing of the UCC-1's and taking the actions described in Paragraph 3(b), this Pledge shall create a valid first priority lien on and a perfected first priority security interest in the Collateral, enforceable as such against the rights of creditors of and purchasers from Pledgor. The filing of the UCC-1's and taking the actions described in Paragraph 3(b) will constitute all actions necessary to protect and perfect such lien on and security interest in each item of the Collateral.

         (f) This Pledge constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms.

         (g) The execution, delivery and performance by Pledgor of this Pledge, the exercise by Lender of the voting or other rights provided in this Pledge and the remedies in respect of the Collateral under this Pledge (i) have been duly authorized; (ii) do not require the approval of any governmental authority or other third party or require any action of, or filing with, any governmental authority or other third party to authorize same (other than the UCC-1's); (iii) shall not, (A) violate or result in the breach of any provision of law or regulation, any order or decree of any court or other governmental authority, (B) violate, result in the breach of or constitute a default under the Partnership Agreement, any agreement among the shareholders of the Corporation, any indenture, mortgage, deed of trust, agreement or any other instrument to which Pledgor is a party or by which any of Pledgor's assets (including, without limitation, the

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Collateral) are bound, including without limitation the Partnership
Agreement, or (C) be in conflict with any such indenture, mortgage, deed of trust, agreement or other instrument and (iv) shall not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Pledgor except as contemplated by the provisions of this Pledge and the other Loan Documents.

         (h) There is not now pending or, to the best of Pledgor's knowledge, threatened any action, or proceeding at law or in equity or by or before any administrative agency which if adversely determined would impair or affect Pledgor's or Lender's interest in the Collateral or the value thereof or Pledgor's aggregate financial condition or operations.

         (i) The financial statements furnished by Pledgor in connection with the Loan and this Pledge are true, correct and complete in all respects and do not contain any omission or misstatement of fact which would make the statements contained therein false, misleading or incomplete in any respect.

         (j) There is no financing statement (or similar statement or registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of Pledgor in the Collateral or intended so to be other than any in favor of Lender. There are no set-offs, counterclaims or defenses with respect to the Collateral and no agreement has been made with any other person or party with respect thereto.

         (k)  Pledgor has obtained all necessary consents to this Pledge.

         (l) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Illinois and is authorized to do business in each state where its property is located and has all requisite power and authority to conduct its business as now conducted and to own its assets and properties, and is qualified to do business in any other jurisdictions in which it conducts business (other than with respect to jurisdictions with which it has only di minimus business contacts).

         (m) The Corporation is a corporation, duly formed, validly existing and in good standing under the laws of the State of Colorado, is qualified to do business in any other jurisdiction in which it conducts it business (other than with respect to jurisdictions with which it has only di minimus business contacts) and has all requisite power and authority to conduct its business as now conducted, to own its assets and properties, and to execute, deliver and perform all of its obligations set forth in the Loan Documents.

         (n) The principal place of business of Pledgor is located at its address first set forth above. Pledgor shall not change such principal place of business without first notifying Lender of its intention to do so, and furnishing Lender with any UCC-1's or amendments thereto as may be requested by Lender in connection therewith.

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         (o)  None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

    6. Further Assurances. Upon the request of Lender, Pledgor, at Pledgor's sole cost and expense, shall execute and deliver all such further financing statements, continuation statements, assurances and assignments of the Collateral and consents with respect to the pledge of the Collateral and the execution of this Pledge, and shall execute and deliver such further instruments, agreements and other documents and do such further acts and things, as Lender may request in order to more fully effectuate the purposes of this Pledge and the assignment of the Collateral and obtain the full benefits of this Pledge and the rights and powers herein created.

    7. Attorney-in-fact. Pledgor hereby authorizes Lender at any time to take any action and to execute any instrument, including without limitation to file one or more financing statements and/or continuation statements, to evidence and perfect the security interest created hereby and irrevocably appoints Lender as its true and lawful attorney-in-fact, which power of attorney shall be coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time, in Lender's sole and absolute discretion, including without limitation
(a) for the purpose of executing such statements in the name of and on behalf of Pledgor, and thereafter filing any such financing and/or continuation statements and (b) to receive, endorse and collect all instruments made payable to Pledgor representing any interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. Nothing contained in this Paragraph 7 shall result in the expansion of the obligations, or the reduction of the rights, of Pledgor hereunder or under the Loan Documents.

    8. Covenants and Agreements. In addition to any and all other covenants and agreements by Pledgor under this Pledge, Pledgor further covenants and agrees that:

         (a) Pledgor shall defend the Collateral against the claims and demands of all persons whomsoever and Pledgor shall likewise defend Lender's right, title and interest thereto and security interest therein against all claims and demands of any other person or party at any time claiming the same or any interest therein adverse to Lender.

         (b) Pledgor will only conduct business (other than de minimus business) in jurisdictions in which it is qualified to conduct business.

         (c) Pledgor shall not directly or indirectly assign, pledge, hypothecate, transfer, exchange, grant any option or security interest in and with respect to, or otherwise dispose of or encumber, the Collateral or any beneficial or other interest therein, except as provided in the Loan Documents.

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         (d)  Pledgor shall be liable for and shall from time to time pay and discharge, all taxes, assessments and governmental charges imposed on the Collateral by any federal, state or local authority.

         (e) Pledgor shall give Lender prompt notice of (i) the occurrence of any default under this Pledge and (ii) any action or proceeding to which Pledgor is a party, or affecting Pledgor, an adverse determination of which would affect Pledgor in any materially adverse manner or the Collateral in an adverse manner.

         (f) Pledgor covenants that appropriate financing statements, continuation statements or other appropriate instruments will be delivered to Lender at its request for filing under the Uniform Commercial Code of each jurisdiction as may be necessary or desirable to create, perfect and/or continue the security interest created by this Pledge to the extent such perfection may be accomplished in whole or in part by filing. All such financing statements shall describe the Collateral as it is defined in Paragraph 2 hereof. In addition, Pledgor shall deliver to Lender at its request any and all certificates evidencing Interests of Pledgor or other Collateral or evidence of the Collateral, the delivery and possession of which are necessary or desirable in order to create, maintain and/or perfect a security interest therein.

         (g) Pledgor shall deliver to Lender any and all Distributions payable to Lender pursuant to the terms of this Pledge and/or the Loan Documents and shall deliver to Lender all principal, interest and other sums due under any loans by Pledgor to the Partnership, the Corporation, the other partners in the Partnership or shareholder of the Corporation. Pledgor shall promptly deliver to Lender all notes or other evidence of indebtedness with respect to such loans.

         (h) Pledgor shall perform all of its obligations under the Partnership Agreement.

         (i) Pledgor shall (i) not amend, modify or change the Partnership Agreement and (ii) enforce all of its rights and remedies thereunder in the exercise of its prudent business judgment.

         (j) Pledgor shall not, with respect to Pledgor, the Partnership or the Corporation, without the express prior written consent of Lender, (i) file a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, imposition, readjustment, composition, liquidation, dissolution, winding-up or any other relief for itself or with respect to its debts pursuant to the United States Bankruptcy Code or any similar law or regulation of any Governmental Authority relating to any other relief for debtors, now or hereafter in effect; (ii) make an assignment for the benefit of creditors or admits in writing its inability to pay or fails or is generally unable to pay its debts as they become due; (iii) seek, consent to or acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of such party, for all or any part of the Collateral; (iv) commit any voluntary "act of insolvency" as such term is defined in the United States Bankruptcy Code or any state law or similar law or regulation of any

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federal, state, domestic, foreign or other jurisdiction (v) take any action in furtherance of the foregoing or; (vi) fail to deny in a timely manner the material allegations of a filing of any petition or answer described in Paragraph 10(a)(vi) below.

         (k) Pledgor shall not permit the liquidation, dissolution, winding up or discontinuation, in whole or in part, of Pledgor, the Partnership or the Corporation without the express prior written consent of Lender.

    9. Indemnification. Pledgor shall and does hereby agree to indemnify Lender for and to hold Lender harmless from and against any and all loss, cost, damage, liability or expense (including without limitation attorneys' fees and distributions) which in any way arise from, out of or with respect to (a) Pledgor's failure to comply with any of its obligations hereunder and/or (b) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Pledge except for the consequences of its own willful misconduct. Should Lender incur any such liability, loss or damage, the amount thereof shall be deemed part of the Loan and secured hereby and Pledgor shall reimburse Lender therefor promptly upon demand. This Pledge shall not operate to make Lender responsible or liable in any manner for any matter arising out of or in any way related to the Collateral.

    10.  Events of Default; Remedies.

         (a) Any of the following events shall be deemed an "Event of Default" hereunder:

              (i) If any representation or warranty by Pledgor herein or any representation or warranty in any writing furnished in connection with or pursuant to this Pledge, the Loan Documents or the Option Agreement shall be determined by Lender to be false or misleading in any material respect on the date as of which made;

              (ii) If Pledgor materially defaults in the performance or observance of any agreement, covenant, term or condition contained in this Pledge;

              (iii) If Pledgor should be in default after the expiration of any cure period under any of the Loan Documents or Option Agreement

              (iv) If Pledgor uses the proceeds of the Loan for any purpose other than the purpose of paying the operating expenses of Pledgor's business owed to any of those set forth on Exhibit A hereto;

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              (v)  If Pledgor fails to withhold payroll taxes from any such payment to employees; or

              (vi) If Pledgor shall have filed against it in any proceeding or other action an involuntary petition, arrangement, imposition, readjustment composition, liquidation, dissolution, winding-up or an answer proposing an adjudication of it as bankrupt or insolvent, or, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law or regulation, federal, state, domestic or foreign now or hereafter in effect is subject to a reorganization pursuant to the United States Bankruptcy Code, and any such filing, answer, action or other proceeding is approved by any court of competent jurisdiction and the order approving the same shall not be vacated, stayed, set aside or discharged within ninety (90) days from entry.

         (b) Upon the occurrence of an Event of Default, Lender shall have all of the following remedies:

              (i) Lender shall have all of the rights and remedies provided under this Pledge and to a secured party by the Uniform Commercial Code in effect in the State of Colorado, the State of Illinois, State of California and any other jurisdiction in which the Collateral may be located at that time;

              (ii) Lender, except to the extent prohibited by law, without in any manner waiving such Event of Default, may, at its option, without further notice and without regard to the adequacy of any security for the Loan, either in person or by agent, with or without bringing any action or proceeding, collect and receive all distributions, payments, income, principal, interest and earnings arising, accruing or becoming due to Pledgor with respect to the Collateral;

              (iii) Lender, except to the extent prohibited by law, without further act or the necessity for demand of performance or any other demand, advertisement or notice of any kind of time and place of transfer, may cause the Collateral to be transferred to its name or to the name of its nominee, and thereafter exercise as to the Collateral all of the rights, provisions and duties of an owner.

              (iv) Lender, except to the extent prohibited by law, without the necessity for demand of performance or other demand, advertisement or notice of any kind of time and place of public or private sale to or upon any other person (all and

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                   each of which demands, advertisements and/or notices are
                   expressly waived by Pledgor) shall have the right to forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, transfer and register in its name or in the name of its nominee the whole or any part of the Collateral, exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations, and exercising the voting rights thereto, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in one or more portions at public or private sale or sales, upon such terms and conditions as it may deem advisable and at such prices as it may deem best (and without any requirements for "installing"), for cash, for credit or for future delivery without assumption of any credit risk, with the right of Lender upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold.
                   In connection with any such sale, assignment, option, contract, disposition or delivery:

                   (A) The sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property, but in any event, Lender may sell on such terms as Lender may choose, without assuming any credit risk and without any obligations to advertise. Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which any of the Collateral may have been sold at any private sale was less than the price that might have been obtained at a public sale, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree;

                   (B) Lender may apply the proceeds of any such sale or disposition to the satisfaction of Lender's attorneys' fees and expenses and other costs and expenses incurred in connection with Lender's retaking, holding, preparing for sale, and selling of the Collateral;

                   (C) In the event that notice is necessary, written notice mailed to Pledgor at the address given below five (5) Business Days prior to the date of public sale of the Collateral subject to the lien and security interest created herein or prior to the date after which private sales or any other disposition of said Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient;

              (iv) Lender may, in its sole and absolute discretion,  make any compromise or settlement deemed desirable by Lender and/or extend the time of payment or delivery, arrange for payment or delivery in installments, or otherwise modify the terms of, or release, any of the Collateral, and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein;

              (v) Upon notice to Pledgor, the Partnership and the Corporation by Lender stating that an Event of Default has occurred (the "Notice of Default"), all rights of Pledgor to exercise the voting and other rights which Pledgor would otherwise be entitled to exercise pursuant to Paragraph 11(a) and all other rights of Pledgor with respect to the Collateral shall cease, all such rights shall thereupon become vested in Lender and Lender shall thereupon have the sole right to exercise such voting and other rights;

              (vi) All rights of Pledgor to receive Distributions which Pledgor would otherwise be authorized to receive and retain pursuant to Paragraph 11(b) herein shall cease, and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to receive and hold such Distributions as part of the Collateral;

            (vii) All Distributions which are received by Pledgor contrary to the provisions of Paragraph 10(b)(vi) shall be received in trust for the benefit of Lender, segregated from other funds of Pledgor and forthwith paid over to Lender as part of the Collateral in the form received (with any necessary indorsement); and

           (viii) In order to permit Lender to exercise the voting and other rights which Lender may be entitled to exercise pursuant to Paragraph 10(b)(v), (vi) and (vii), and to receive all Distributions, payments, income, principal, interest and earnings which Lender may be entitled to receive under such subparagraphs, Pledgor shall, if necessary, upon written notice from Lender, from time to time, execute and deliver to Lender any instruments as Lender may request and in form satisfactory to Lender in all respects.

    11. Voting Rights; Distributions; Etc. As long as no default or Event of Default shall have occurred under this Pledge or any of the Loan Documents:

         (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms hereof or the Loan Agreement; provided, however, that Pledgor shall not exercise (or shall refrain from exercising) any such right if, in the Lender's sole judgment, such action would have an adverse effect on the value of the Collateral or any part thereof or the Lender's interests therein and, provided, further, that Pledgor shall give Lender at least five (5) days' prior written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, such rights.

         (b) Pledgor shall be entitled to receive and retain any and all Distributions, other than any and all:

              (i) Distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of the Collateral;

              (ii) Distributions paid or payable in cash in respect of any of the Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

             (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any of the Collateral,

         all of which shall be, and all of which shall be forthwith delivered to Lender to hold as, part of the Collateral and, if received by Pledgor, shall be received in trust for the benefit of the Lender, segregated from the other property or funds of Pledgor, and forthwith delivered to Lender as part of the Collateral in the form received (with any necessary endorsement).

    12. Lender's Rights. Lender may, at any time, acting in each instance in Lender's sole and absolute discretion:

         (a) extend or change the time of payment and/or the manner, place or terms of payment of all or any of the Obligations;

         (b) exchange, release and/or surrender all or any of the Collateral, by whomsoever deposited, which is now or may hereafter be held by Lender in connection with the Obligations;

         (c) sell and/or purchase all or any such Collateral and dispose of the proceeds thereof, as the owner(s) thereof have authorized or may authorize.

         (d) transfer to or register in the name of Lender or Lender's nominee all or any part of the Collateral at any time, and to do so before or after the maturity of all or any part of the Obligations, and with or without notice to Pledgor; and

         (e) assign or transfer this Pledge, or an instrument evidencing all or any part of the Obligations, and Lender may deliver all or any of the Collateral to the transferee, who shall thereupon become vested with all the powers and rights in respect thereto given to Lender hereby, and Lender shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto, but Lender shall retain all rights and powers hereby given with respect to any and all instruments, rights or property not so transferred.

    13. Release. Lender may release or surrender at any time all or any of the Collateral or other security under the Loan, release any party primarily or secondarily liable thereon and may apply any other security held by it in satisfaction of the Loan without prejudice to its rights under this Pledge.

    14.  Continuing Security Interest; Termination.

         (a) This Pledge shall create a continuing security interest in the Collateral and, unless terminated by operation of law, shall remain in full force and effect and be binding upon Pledgor and the legal representatives, successors and assigns of Pledgor until the payment and performance in full of the Obligations and shall be reinstated, as applicable, if at any time payment of the Obligations, or any part thereof, is rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Obligations all as through such payment or performance had not been made.

         (b) Upon the payment and performance in full of the Obligations, the security interest in the Collateral shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Lender will return to Pledgor such of the Collateral as shall not have not been sold or otherwise applied pursuant to the terms hereof. In addition, Lender will execute, acknowledge (where applicable) and deliver such satisfactions, releases and termination statements as Pledgor shall reasonably request.

    15. Notices. All notices, requests and other communications provided for herein shall be given or made in writing via certified or registered mail, return receipt requested, by hand or by recognized overnight courier service to Maker or Payee at the address set forth above or such other address as Maker or Payee may designate to the other by notice pursuant to this Section. Notice shall be effective upon receipt.

    16.  Miscellaneous.

         (a) Severability. In the event any one or more of the provisions contained in this Pledge or their application to any person or circumstance shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Pledge shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) Successors and Assigns. This Pledge is binding upon and inures to the benefit of Pledgor and Lender and their respective successors and permitted assigns. Pledgor shall not voluntarily, or by operation of law, assign or transfer any interest which it may have hereunder without the prior written approval of Lender. Lender may assign or otherwise transfer all or any portion of its rights hereunder to any other person or entity, and such other person or entity shall thereupon become vested with all of the benefits granted to Lender herein.

         (c) Entire Agreement; Amendment. This Pledge and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All prior or contemporaneous agreements and understandings, oral or written, are merged into this Pledge and the other Loan Documents. No provision of this Pledge may be changed, waived, discharged or terminated orally or by any other means except an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         (d) Captions. The caption or headings of the paragraphs in this Pledge are for convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions hereof. convenience of reference only and do not constitute a part of this Pledge for any purpose.

         (e) Jurisdiction. Pledgor irrevocably consents to the jurisdiction of the Courts of New York, or the United States District Court for the Southern District of New York (a "New York Forum") in any and all actions and proceedings whether arising hereunder or under any other Loan Document, and irrevocably agrees to service or process by certified mail, return receipt requested, to the address of Pledgor set forth herein. Pledgor waives and shall not interpose any objection of forum non conveniens, or to venue, and waives any right to seek to remove any proceedings commenced by Lender in any New York Forum to any other venue and waives any right to object to Lender seeking to remove to a New York Forum any proceeding commenced by Pledgor in any forum or venue other than a New York Forum and Pledgor consents to any and all relief ordered by any such New York Forum.

         (f) No Waiver. No failure or delay on the part of Lender in exercising any power or right hereunder shall operate as a waiver thereof or a waiver of any other term, provision or condition hereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. All rights and remedies of Lender hereunder are cumulative and shall not be deemed exclusive of any other rights or remedies provided by law, or in any other Loan Document.

         (g) Counterparts. This Pledge may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures shall be deemed to be originals for all purposes hereunder.

         (h) Governing Law. This Pledge shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

         (i) Security Agreement. This Pledge is intended to be and is a "security agreement" under the Uniform Commercial Code of the State of New York.

         (k) Costs and Expenses. Pledgor agrees to pay any and all costs and expenses incurred by Lender in enforcing any rights or remedies under this Pledge, including, without limitation, court costs, attorneys' fees and disbursements.

         (l) Certain Rights and Remedies. In the event Lender shall have proceeded to enforce any such right, remedy or power and such proceedings shall have been determined adversely to Lender, then in each such event Pledgor and Lender shall be restored to their former positions as if no such proceedings had been taken. Lender may exercise its rights and remedies under the Uniform Commercial Code and/or otherwise under this Pledge or pursuant to law or equity, it being expressly agreed that Lender may, at its sole option, exercise such right with respect to less than all of the Collateral, as Lender elects in its sole discretion, leaving unexercised its rights with respect to the remainder of the Collateral and in such order as Lender shall determine in its sole discretion; provided, however, that such partial exercise (or priority of exercise) shall in no way restrict or jeopardize Lender's right to exercise its right with respect to all or another portion of the remainder of the Collateral at a later time or times.

         (m) Application. If Lender either receives any amounts in connection with the sale of the Collateral or any proceeds of the Collateral, such sums shall be applied as provided in the Note.

    IN WITNESS WHEREOF, this Pledge has been executed by Pledgor as of the date first above written.



                             METROGOLF INCORPORATED


                             By:
                                ----------------------------
                             Title:
                                   -------------------------

STATE OF COLORADO  )
                   )  ss.:
COUNTY OF _______  )


    On the ___ day of December, 1997, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he resides at __________, that he is _________ of MetroGolf Incorporated, a _______ corporation, the corporation described herein and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                       -------------------------
                                       Notary Public

                                 EXHIBIT A

                           ALLOWABLE RECIPIENTS

                           (ON FOLLOWING PAGES)

                                  EXHIBIT B


                                   FORM OF
                        INITIAL TRANSACTION STATEMENT


                                                           December ___, 1997

Family Golf Centers, Inc.
225 Broadhollow Road
Suite 2435
Melville, New York 80202

    This statement is to advise you that a pledge of the following limited partnership interests in Illinois Center Golf Partners L.P. (the
"Partnership") has been registered in the name of Family Golf Centers, Inc., as follows:

1.  Security ___% limited partnership interest in the Partnership.

2.  Registered Owner: MetroGolf Incorporated.

3.  Registered Pledgee: Family Golf Centers, Inc.

4. Other than the security interest described herein, there are no liens or restrictions on such partnership interests and there are no adverse claims to which the Partnership interest is or may be subject.

5.  The pledge was registered on ___________, 1997.


                                       Very truly yours,

                                       METROGOLF INCORPORATED


                                       by:
                                          ---------------------------
                                       its:
                                           --------------------------

                                      Schedule 1


                             LIMITED PARTNERSHIP INTEREST
                                         AND
                                        SHARES

    1. 900 Shares of MetroGolf Illinois Center, Inc. representing 90% of its issued and outstanding shares.

    2. Limited Partnership Interest representing 93.6% of the recorded and beneficial ownership of the issued and outstanding limited partnership interests in Illinois Center Golf Partners L.P.

                                      Schedule 2


                               UCC Filing Jurisdictions

    1.   Colorado, California and Illinois

Payments due under (a) those Leases set forth on Schedule 3.07 of the Merger Agreement and (b) those mortgage loans and deed of trust loans encumbering "Owned Real Properties" or "Leased Real Estate" as defined in the Merger Agreement as set forth on Schedule 3.12 of the Merger Agreement.

Fatima Curly
Ruth McCarthy
Marianne Hawkins
Kathleen Rush
Judy Begin
Kim Wermuth
Steve Dyer
Andy Schroeder
Craig Sloan

                      Illinois Center Golf Partners L.P.
                            Vendor Balance Summary
                               All Transactions
12/16/97

                              ABA Section of Taxation
                              Accounting Quest
                              Ace Limousine
                              Active Propane
                              Adcom Express
                              Added Touch Embroidery
                              Ahead Headgear, Inc.
                              AllRite Graphics, Inc.
                              Altheimer & Gray
                              American Compressed Gas
                              Ameritech
                              Amoco
                              Armour Golf
                              Armour Sawan Marketing
                              Art of Barter
                              Arthur Clesen
                              Associated Bank
                              AT & T
                              AT & T Credit Corporation
                              Atlas Forms and Graphics
                              Audio Video Reporting Services
                              BDO Seidman, LLP
                              Ben Hogan Company
                              BFI
                              Billy Casper Golf Management
                              Black Rock Golf Corporation
                              Blue Cross/Blue Shield
                              Bobby Grace Golf Design
                              Bojo Turf Supply Company
                              Braun Enterprises
                              Brave New Ways, Inc.
                              Bridgestone
                              Brown Cullen
                              Burrelles
                              Callaway Golf
                              Cannonball
                              Central Newspaper
                              Century Rain Aid
                              Certified Business Supply, Inc.
                              Chamber of Commerce
                              Checker Taxi Association, Inc.
                              Chicago Sun-Times
                              Chicago Dept of Revenue
                              Chicago District Golf Association
                              Chicago Floral Consultant
                              Chicago Life
                              Chicago Messenger Service Inc.
                              Chicago Motor Coach Company
                              Chicago Tribune
                              Chicago Vision
                              Chicagoland Golf
                              City of Chicago-Dept of Water
                              Citypost
                              Cleveland Golf
                              Cobra Golf
                              Cole Grower Service
                              Collins Backflow Specialists, Inc.
                              ComEd
                              Comet Delivery Service
                              Communication Links
                              Competitive Media Reporting
                              Corc Ran
                              Cozzini
                              Crain Communications Inc.
                              Crittenden Golf
                              CT Systems

                         Metro Golf Harborside Center
                            Vendor Balance Summary
                               All Transactions
12/16/97

                              Tower Tee
                              Union Tribune
                              Vintage Sports
                              West Coast Community Newspapers
                              Wilson Sporting Goods, Co.
                              Winner Mate Sportswear
                              Yellow Quick Pages
                              Zakarian Golf Cars

                         TOTAL

                            Metro Golf Fremont Park
                             Vendor Balance Summary
                                 All Transactions

12/16/97

                             Added Touch Embroidery
                             Affinity Graphics
                             Alamada County Office of Treasurer/Tax Co
                             Alameda County Water District
                             Aptos Golf Company
                             Bay Area Beverage Company
                             Bay Marketing Corp
                             BFI
                             Black Rock Golf Corporation
                             Burke Beverage of California
                             California Sanitary Supply, Inc.
                             City of Fremont
                             Continental Satellite Co.
                             County of Alameda Health Care Service Age
                             Datrek Professional Bags, Inc.
                             Derone Enterprises
                             Design Contract
                             Dial One Assoc Air Condition & Refrigerat
                             Eagle One Golf Products, Inc.
                             Easy Picker Golf Products Inc.
                             Etonic-Tretorn
                             Evergreen Environmental Services
                             Federal Express Revenue Recovery
                             Golf Shops of America, Inc.
                             Grafx Designs
                             Hereld & Ayres Architects
                             HK Company
                             IZZO
                             Jenkin Machinery
                             Jenkins Marketing Company
                             Jones Sports Company, Inc.
                             Karsten Manufacturing Corporation
                             Kasco Corp. of America
                             Kleinfelder, Inc.
                             Lynx Golf, Inc.
                             Mail Boxes Etc
                             MPI
                             Nike Inc.
                             Odyssey Golf
                             Orlimar
                             Outer Banks Reserve
                             Pacific Bell
                             Pacific Gas & Electric Company
                             PayAmerica
                             Phoenix Custom Golf Ball Co.
                             Pierce Sign & Display
                             Post, Sun & Bulletin Newspapers, Inc.
                             Potpourri
                             Prime Star
                             Pro To Pro
                             Range Land USA, Inc.
                             RyKoff
                             San Jose Mercury News Acct #R62066
                             San Jose Mercury News Acct #7901919FRE
                             Security Link
                             Shotgun Delivery
                             Sierra Pacific Turf Supply, Inc.
                             Spalding
                             St. Andrews Products, Co.
                             Taylor Made
                             The Booklegger
                             Tommy Amour Golf
                             United Parcel Service
                             Watkins Landscape
                             Westech Corporation
                             Western Golf, Inc.

                            Metro Golf Fremont Park
                             Vendor Balance Summary
                                 All Transactions

12/16/97

                             Wilbur Ellis
                             Wilson Golf
                             Winner Mate Sportswear

                       TOTAL

                        Goose Creek Golf Partners, L.P.
                            Vendor Balance Summary
                               All Transactions
12/16/97

                             AAA Commercial, Inc.
                             Alien Sports
                             All Golf Products
                             American Air Conditioning
                             American Business Capital
                             Amorous Andi's
                             Annandale Alternator & Starter
                             Apex, Inc.
                             Arcom
                             Arctech, Inc.
                             AT&T
                             BDO Seidman, LLP
                             Bell Atlantic--VA
                             Ben Hogan
                             Black Rock Golf Corporation
                             Boast
                             Burco
                             Burton Golf, Inc.
                             Callaway Golf
                             Chesapeake Industrial
                             Cleveland Golf
                             Commercial Pump
                             Connection Newspapers
                             County of Loudon
                             Crittendan Golf, Inc.
                             Cutter & Buck
                             Dalwa Golf Company
                             Dan Daniels Printing
                             Datrek Professional Bags, Inc.
                             David Goeffrey & Assc.
                             Dexter Shoe Company
                             Diamond Management System
                             Donald B. Rice Tire Co. Inc.
                             Dualco Plumbing, Inc.
                             Duckster
                             Dunlop
                             Egypt Farms, Inc.
                             Etonic-Tretorn
                             F & L Plumbing & Heating
                             Finch Turf Equipment, Inc.
                             Focus Golf Systems Inc.
                             Foot-Joy
                             Forrester's
                             Four Star Printing
                             G.L. Cornell Company
                             Georgetown Hospital
                             Golf Ocean City, Inc.
                             Grayson's Refuse Service
                             Hadeed & Sexauer
                             Hall, Monahan, Engle, Mahan & Mitchell
                             Heider Nursery, L.G.
                             HK Company
                             Homung's Pro Golf
                             Humana/Employers Health
                             I.M.M.E., Inc.
                             Iliah California, Inc.
                             Industrial & Commercial Prod.
                             Insty-Prints
                             Intercoastal Manufacturing
                             Izod Club Golf & Tennis
                             Jenkins Marketing Company
                             Karsten Mfg. Corp.
                             Kasco Corp. of America
                             L. Rodgers Design Group
                             La Mode
                             Lanier Worldwide, Inc.
                             Lawson Products, Inc.

                        Goose Creek Golf Partners, L.P.
                            Vendor Balance Summary
                               All Transactions
12/16/97

                              Leesburg Today
                              Line-Up For Sport
                              Loudon Easterner
                              Loudon Electric Company
                              Loudoun City Chamber
                              Luck Stone
                              Maxfli Golf
                              MCI
                              Mid-Atlantic Equipment, Co.
                              National Industrial Supplies
                              National Publishers Network
                              Nichols Appliance Center, Inc.
                              Orlimar
                              Outer Banks Reserve
                              Overall Supply
                              Pal Joey Golf
                              PARS Courier, Inc.
                              PayAmerica
                              Pepsi-Cola of Central VA
                              Pro-Seed Turf Supply, Inc.
                              QTI Sports, Inc.
                              Ray Cook Golf, Co.
                              Reebok
                              Resun Leasing, Inc.
                              Reuben H. Donnelley
                              Safety-Kleen
                              Shot Selector
                              Southern States
                              Spalding
                              Spikes
                              St. Andrews Products, Co.
                              STX
                              Sysco
                              Taylor Made
                              Terra International, Inc.
                              Textron-EZ Go
                              Textron-Jacobsen
                              Textron Financial Corp.
                              The Banner
                              The Journal Newspapers
                              The One Book
                              The Rug Barn
                              Thomas C. Payne Service, Inc.
                              Time Community Newspapers
                              Titleist
                              Tommy Armour Golf
                              Town Talk Manufacturing Co.
                              TS&R, Inc. (Ramada)
                              U.S. Glove Company
                              United Parcel Service
                              USGA
                              Valley Discount Fuel
                              Valley Industrial Distributors
                              Vector Security
                              Virginia Handicap Program
                              Virginia Power
                              Virginia State Golf Assc.
                              W.D.F.
                              Warner Plumbing of Reston
                              Washington Business Journal
                              Washington Gas
                              Washington Post
                              Wausau Insurance Co.
                              West Potomac Designs
                              Westech Corporation
                              Western Termite & Pest

                        Goose Creek Golf Partners, L.P.
                            Vendor Balance Summary
                               All Transactions
12/16/97

                              Winner Mate Sportswear
                              WTEM (Sports Radio)
                              York Distributors

                         TOTAL

                          Metro Golf Harborside Center
                             Vendor Balance Summary
                                All Transactions


12/16/97

                             Tower Tee
                             Union Tribune
                             Vintage Sports
                             West Coast Community Newspapers
                             Wilson Sporting Goods, Co.
                             Winner Mate Sportswear
                             Yellow Quick Pages
                             Zakarian Golf Cars

                       TOTAL

                                Hitter's Haven
                            Vendor Balance Summary
                               All Transactions

12/16/97

                             Action Rentals
                             Black Rock Golf Corporation
                             City of Colorado Springs-Sales Tax Divisi
                             Colorado Springs Utilities
                             Custom Lock & Security
                             FastSigns
                             Gazette
                             Henderson Electric
                             Heritage Tractor Co LLC
                             Jenkins Marketing Company
                             Pepsi-Cola Bottling Co.
                             Pro to Pro
                             Respond First Aid Systems of Colo.
                             U.S. West Communications
                             Waste Mgt of CO Springs
                             Wheeler Landscape $330

                       TOTAL

                       Illinois Center Golf Partners L.P.
                            Vendor Balance Summary
                              All Transactions
12/16/97

                             Custom Order Products
                             Cutter & Buck
                             D & F Consulting, Ltd.
                             D'Waters Interior
                             Dames & Moore
                             Dann Dee Display Fixtures
                             David L. Lowans
                             Department of the Treasury
                             Design Solutions
                             Di Meo Rosen
                             Dinn Brothers
                             Earthsafe Systems, Inc.
                             Eastman Kodak Co.
                             Eco-Fresh
                             Edelman
                             Etonic-Tretom
                             Federal Express
                             FirstNet Corporation
                             Fore Better Golf
                             Front Range Laser
                             Futal USA Inc
                             Gift Garden/Executive Treasures
                             GNMAA
                             Golf Chicago
                             Golf Core
                             Golf Course Management Systems, Inc.
                             Golf Digest
                             Golf Ocean City, Inc.
                             Golf Shops of America, Inc.
                             GolfWorks
                             Greater North Avenue Association
                             Greg Norman Division
                             Handy Andy-Beneficial Natnl. Bank
                             Haymaker Public Relations
                             Helix/Wolk
                             HK Company
                             Hornung's Pro Golf Sales, Inc.
                             Howard Decorating
                             Humana/Employers Health
                             Illinois Lawn Equipment
                             Illinois Restaurant Association
                             Illinois Trade Association
                             Illinois Turfgrass Foundation
                             Imagetec, L.P.
                             In The News, Inc
                             Intercon Security
                             Izod Golf
                             Jenkins Marketing Company
                             John David Cousart
                             John Robertson Insurance
                             Karsten Manufacturing
                             Kasco Corp. of America
                             Law Bulletin
                             Lawnskeeper
                             Lasco
                             Lynx
                             M G M
                             Magic Lantern Images
                             Maxfli
                             McGinty
                             McMaster-Carr
                             Monty Levenson Pro Shop
                             Mr. Mat
                             MRI
                             MTA
                             National Employment Advertising

                        Illinois Center Golf Partners L.P.
                              Vendor Balance Summary
                                 All Transactions

12/16/97

                             National Publishers Network
                             North Loop News
                             Northwestern Golf Company
                             NTCE Educational Session
                             NYX Golf, Inc.
                             Orlimar
                             Outer Banks Reserve
                             Paper Direct
                             Parkway Photo Lab
                             PayAmerica
                             People's Gas
                             Pepsi
                             Pete's Office Machine Co.
                             Pogo-on-Board
                             Polo Ralph Lauren
                             Pro Golf Premiums, Inc.
                             Pro to Pro
                             R2
                             Raburn
                             Ram Golf
                             Ranlee Marketing
                             Reebok
                             Republic Factors Corporation
                             Resun
                             S. L. Gilbert Company, Inc.
                             Schain, Firsel & Birney
                             Schindler Elevator
                             Score Radio
                             Screen Print Design
                             Seko
                             Sidley & Austin
                             Signs By Tomorrow
                             SKB Corporation
                             Soil Systems
                             Sonnenschein Nath & Rosenthal
                             Spalding
                             SPRINT Yellow Pages
                             Steamatic
                             Steve Gardner
                             Streeterville
                             Studio K Designs
                             Sullivan Office Supply
                             Sun Signs
                             Swissotel
                             Telecom USA
                             Terra Cotta
                             Textron - EZ Go
                             Textron - Jacobsen
                             Textron Financial Corporation
                             The Greater North Michigan Avenue Associa
                             The Publishing Group
                             The Yellow Pages
                             Tommy Armour
                             Tritz Beverage Systems, Inc.
                             TSI Sports
                             Turf Products
                             Union Liquor
                             United Horticultural Supply
                             United Parcel Service
                             unknown
                             USAE
                             USGA
                             V.J. Zolman
                             Vantage Custom Classics
                             Warehouse Direct
                             WCKG

                        Illinois Center Golf Partners L.P.
                             Vendor Balance Summary
                                All Transactions

12/16/97

                             Westech Corporation
                             Where Magazine
                             Wind Radio
                             Winner Mate Sportswear
                             World's Printing
                             Yellow Pages

                       TOTAL

                               MetroGolf Incorporated
                               Vendor Balance Summary
                                  All Transactions

12/16/97

                             A.I. Credit Corp.
                             Accounting Quest
                             Accounting Solutions
                             Ace Limousine
                             Adcom Express
                             ADP
                             AlphaGraphics
                             AmeriCopy Printing, Inc.
                             American Business Lists
                             AT&T #020 441 6867 001
                             AT&T #P09 023 6000 821
                             AT&T #054 067 0701 001
                             AT&T Credit Corporation
                             AT&T Wireless Services
                             Bay Tact Corporation
                             BDO Seidman, LLP
                             BMW Financial Services
                             Boyers Coffee
                             Brownstein Hyatt Farber & Strickland, P.C.
                             Business Discount Plan
                             Business Wire
                             Buyside
                             C T Corporation Systems
                             Charles D. Tourtellotte
                             Chester Boyd Ltd
                             Cimarron International, Inc.
                             Clanahan, Tanner, Downing & Knowlton
                             Colorado Business Bank
                             Colorado Car Service
                             Continental Stock Transfer & Trust Co.
                             Corporate Express Delivery Systems
                             Credit Card Center-Corporate Acct
                             Critteriden
                             Deep Rock
                             DKA
                             Dorsey & Whitney
                             Federal Express
                             Front Range Laser
                             Gensler
                             Golf Economic Services, Inc.
                             Golf Range Times
                             Greystone
                             Humana/Employers Health
                             Information Decision Systems
                             Issacson, Rosenbaum, Woods & Levy
                             Jordy Carter Incorporated
                             Keyline Graphics
                             Kim Warmuth
                             Lippert/Heilshorn & Associates, Inc.
                             Lucent Technologies
                             MCI
                             Mega Bank
                             Merrill Corporation
                             Merrill Lynch
                             Minuteman Press
                             Monty R. Lamirato, P.C.
                             Northwestern Title Co.
                             OfficeMax
                             Paine Webber
                             Pastiche Group, Inc.
                             Paychex
                             Pitney Bowes, Inc.
                             Prudential Securities
                             Purchase Power
                             Quick Print
                             Rocky Mountain Records Managers

                              MetroGolf Management, Inc.
                               Vendor Balance Summary
                                  All Transactions

12/16/97

                             Ruth McCarthy
                             Schwartz Brothers Insurance
                             Skyline Credit Ride, Inc.
                             Skynet Data Systems, Inc.
                             Smith/Junger/Wellman
                             Sports & Sponsorship Solutions, Inc.
                             SR Trade Publications
                             Steven Dyer
                             Talent Tree
                             U.S. West Communications
                             US Delivery
                             Wood Capital Associates
                             Xerox Corporation
                             Yellow Cab, Inc.

                       TOTAL

                               MetroGolf Management, Inc.
                               Vendor Balance Summary
                                  All Transactions

12/16/97

                             Chain Enterprises Inc.
                             Comprehensive Insurance Services
                             Jenkins Marketing Company
                             Kim Wermuth
                             Sports & Sponsorship Solutions, Inc.

                       TOTAL

                             MetroGolf Palms
                          Vendor Balance Summary
                             All Transactions

12/16/97
                             Added Touch Embroidery
                             Aramark Coffee
                             Backroom Cigar
                             Black Rock Golf Corporation
                             California-American Water
                             Cox Communications
                             Datrek Professional Bags, Inc.
                             Etonic-Tretom
                             Golf Shops of America
                             Imperial Beach Times
                             Jenkins Marketing Company
                             John Kastlunger
                             King Par Corporation
                             Laidlaw Waste Systems
                             MD Gold
                             Mission Janitorial
                             One Day Signs
                             Orlimar
                             Outer Banks Reserve
                             Pacific Bell
                             PayAmerica
                             Pro-Innovative Golf
                             Range Master
                             Rudy Kastlunger
                             San Diego Golf Supply
                             Schaeffer Ent.
                             SDG&E
                             Sentry of San Diego
                             Spalding
                             Star-News
                             Tees Please
                             Textron Financial Corp.
                             The City of San Diego - Water Utilities
                             West Coast Community Newspapers
                             Wilbur Ellis
                             Wilson Golf
                             Winner Mate Sportswear
                             Yellow Pages Inc.

                       TOTAL

                      Rocky Point Golf Center
                       Vendor Balance Summary
                         All Transactions

12/16/97

                        A T&T
                        Accelerated Golf, Inc.
                        All Star Electronic Systems, Inc.
                        Alley Cat Signs Inc.
                        AmeriCopy Printing Inc.
                        Bell Atlantic
                        Black Rock Golf Corporation
                        Blue Ribbon Landscape
                        Bruedan Corp.
                        Cablevision
                        Central Outdoor Services
                        Clipper Magazine
                        Club Pro Products
                        Easy Picker Golf Product
                        Eugene F. Maloney
                        Federal Express
                        General
                        Golf Around The World
                        Henry Griffitts
                        Islandwide Emergency Board-up Inc.
                        Janitoral Plus
                        Jenkins Marketing Company
                        Lilco
                        Meadowbrook Distributing Center
                        Minuteman Press
                        Munser Motors Corp
                        Newsday
                        North Shore Express
                        Orlimar
                        Papel Giftware
                        Penny Saver News
                        Power Swing
                        Pro to Pro
                        Pro-Innovative Golf
                        Rocky-Point Drive-In Assoc.
                        Spalding
                        Suffolk County Water Auth.
                        Textron Financial Corp
                        This Week
                        Yankee Trader

                  TOTAL

                                Solano Golf Center
                              Vendor Balance Summary
                                 All Transactions

12/16/97

                             Ace Hardware
                             AT&T
                             Ben Hogan
                             Black Rock Golf Corporation
                             California State Employee QTR
                             City of Sulsun City
                             Cobra Golf
                             Datrek
                             Solano County Dept. of Envir. Mgmt.
                             Department of Environmental Management
                             Direct TV
                             Electric Golf Car Company
                             Fairfield Publishing
                             Federal Express
                             First Colony Life Insurance
                             Foot Joy
                             GE Capital
                             Golf Around The World, Inc.
                             Golf Magazine
                             Heller Financial
                             Home Depot
                             Jenkins Marketing Co.
                             John Deere
                             Karsten
                             Lynx
                             MacGregor Golf Company
                             Master Pitching Machines
                             Maxfli
                             Minuteman Press
                             Mizuno
                             Odyssey Golf
                             Orlimar
                             Pacific Bell
                             PG&E
                             Prima
                             Pro Select Sports
                             ProActive Sports
                             Prompt Printing
                             R&R Products, Inc.
                             Range Land USA, Inc.
                             Reporter
                             Ryobi-Toski
                             Sierra Air Conditioning
                             Sierra Pacific Turf Supply
                             Softspikes
                             Solano Garbage Company
                             Spalding
                             Sulsun City Police Dept.
                             Sulsun Valley Fruit Growers Assn.
                             Sun Mountain Sports
                             Taylor Made Golf
                             Textron EZ-GO
                             The Chamber
                             The Golf Guide
                             Titleist
                             Tommy Armour Golf
                             U.P.S.
                             Winner Mate Sportswear
                             Zevo

                       TOTAL